PRICING SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-275898 Dated April 25, 2024
Royal Bank of Canada Capped Trigger GEARS
$34,794,770 Linked to a Basket of Selected Equity Securities due on April 30, 2027
Investment Description
Capped Trigger GEARS (each, a “Security” and collectively, the “Securities”) are senior unsecured debt securities issued by Royal Bank of Canada with returns linked to an equally weighted basket (the “Underlying”) of 15 selected equity securities (each, a “Basket Equity”). If the Underlying Return is positive, we will repay the principal amount at maturity plus pay a return equal to 1.50 (the “Upside Gearing”) times the Underlying Return, up to the Maximum Gain. If the Underlying Return is zero or negative, but the Final Underlying Level is greater than or equal to the Downside Threshold, we will repay the full principal amount at maturity. If the Final Underlying is less than the Downside Threshold, we will pay less than the principal amount at maturity, resulting in a loss on your initial investment that is proportionate to the negative performance of the Underlying over the term of the Securities, and you may lose up to 100% of your initial investment.
The Basket Equities are: Amazon.com, Inc. (AMZN), Broadcom Inc. (AVGO), Salesforce, Inc. (CRM), Datadog, Inc. (DDOG), Dell Technologies Inc. (DELL), Class C capital stock of Alphabet Inc. (GOOG), Intel Corporation (INTC), KLA Corporation (KLAC), Meta Platforms, Inc. (META), Microsoft Corporation (MSFT), Micron Technology, Inc. (MU), ServiceNow, Inc.(NOW), NVIDIA Corporation (NVDA), Snowflake Inc. (SNOW) and Tesla, Inc. (TSLA).
The Securities do not pay dividends or interest. You may lose some or all of the principal amount. The protection provided by the Downside Threshold is applicable only at maturity. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness. If we default on our payment obligations, you may not receive any amounts owed to you under the Securities, and you could lose your entire investment. The Securities will not be listed on any securities exchange.
Features
☐
Enhanced Growth Potential, Up to the Maximum Gain — At maturity, if the Underlying Return is positive, we will pay you the principal amount plus a return equal to the Upside Gearing times the Underlying Return, up to the Maximum Gain.

☐
Contingent Payment of Principal — If the Underlying Return is zero or negative, but the Final Underlying Level is not below the Downside Threshold, we will repay your principal amount. However, if the Final Underlying Level is less than the Downside Threshold, investors will be exposed to the full downside performance of the Underlying and we will pay less than the principal amount, resulting in a loss of the principal amount that is proportionate to the percentage decline in the Underlying.  Accordingly, you may lose some or all of the principal amount of the Securities.

Key Dates
Trade Date	April 25, 2024
Settlement Date	April 30, 2024
Final Valuation Date[1]	April 27, 2027
Maturity Date[1]	April 30, 2027
1        Subject to postponement if a market disruption event occurs, as described under “General Terms of the Securities—Payment at Maturity” in the accompanying product prospectus supplement UBS-EQUITY-1.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. WE ARE NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE THE FULL DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING, SUBJECT TO THE DOWNSIDE THRESHOLD. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING OUR DEBT OBLIGATION. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-4 OF THE ACCOMPANYING PRODUCT PROSPECTUS SUPPLEMENT UBS-EQUITY-1 BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU COULD LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT OF THE SECURITIES.
Security Offering
We are offering Capped Trigger GEARS Linked to an equally weighted basket of selected equity securities. The return on the principal amount is subject to, and will not exceed, the predetermined Maximum Gain. The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below.
Underlying	Weighting of Each Basket Equity	Upside Gearing	Maximum Gain	Downside Threshold	Initial Underlying Level	CUSIP	ISIN
A Basket of Selected Equity Securities	1/15	1.50	58.59%	75 (75% of the Initial Underlying Level)	100	78016R744	US78016R7448

See “Additional Information About Royal Bank of Canada and the Securities” in this pricing supplement. The Securities will have the terms specified in the prospectus, the prospectus supplement and the product prospectus supplement UBS-EQUITY-1, each dated December 20, 2023, and this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement UBS-EQUITY-1. Any representation to the contrary is a criminal offense.
	Price to Public(1)		Fees and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
	$34,794,770.00	$10.00	$869,869.25	$0.25	$33,924,900.75	$9.75
(1) UBS Financial Services Inc., which we refer to as UBS, will receive a commission of $0.25 per $10 principal amount of the Securities. See “Supplemental Plan of Distribution (Conflicts of Interest)” below.
The initial estimated value of the Securities as of the Trade Date was $9.63 per $10.00 in principal amount, which is less than the price to public. The actual value of the Securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount. We describe our determination of the initial estimated value under “Key Risks,” “Supplemental Plan of Distribution (Conflicts of Interest)” and “Structuring the Securities” below.
The Securities will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality. The Securities are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

UBS Financial Services Inc.	RBC Capital Markets, LLC

Additional Information About Royal Bank of Canada and the Securities
You should read this pricing supplement together with the prospectus dated December 20, 2023, as supplemented by the prospectus supplement dated December 20, 2023, relating to our senior global medium-term notes, Series J, of which these Securities are a part, and the more detailed information contained in product prospectus supplement UBS-EQUITY-1 dated December 20, 2023. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product prospectus supplement UBS-EQUITY-1, as the Securities involve risks not associated with conventional debt securities.
If the terms discussed in this pricing supplement differ from those discussed in the product prospectus supplement, the prospectus supplement or the prospectus, the terms discussed herein will control.
You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
♦	Product prospectus supplement UBS-EQUITY-1 dated December 20, 2023:
https://www.sec.gov/Archives/edgar/data/1000275/000114036123058571/ef20016882_424b5.htm
♦	Prospectus supplement dated December 20, 2023:
https://www.sec.gov/Archives/edgar/data/1000275/000119312523299523/d638227d424b3.htm
♦	Prospectus dated December 20, 2023:
https://www.sec.gov/Archives/edgar/data/1000275/000119312523299520/d645671d424b3.htm
As used in this pricing supplement, “we,” “us” or “our” refers to Royal Bank of Canada.

Investor Suitability
The Securities may be suitable for you if, among other considerations:
♦	You fully understand the risks inherent in an investment in the Securities, including the risk of potential loss of your entire initial investment.
♦
You can tolerate the loss of some or all of the principal amount of the Securities at maturity and are willing to make an investment that may have the full downside market risk as a hypothetical investment in the Underlying.

♦	You believe that the value of the Underlying will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the Maximum Gain.
♦
You understand and accept that your potential return is limited by the Maximum Gain and are willing to invest in the Securities based on the Maximum Gain set forth on the cover page of this pricing supplement.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlying.
♦	You do not seek current income from your investment and are willing to forgo dividends paid on the Basket Equities.
♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦
You are willing to assume our credit risk for all payments under the Securities, and understand that if we default on our obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:
♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of potential loss of your entire initial investment.
♦	You require an investment designed to provide a full return of principal at maturity.
♦
You cannot tolerate the loss of some or all of the principal amount of the Securities at maturity, and you are not willing to make an investment that may have the full downside market risk as a hypothetical investment in the Underlying.

♦
You believe that the value of the Underlying will decline over the term of the Securities, or you believe the Underlying will appreciate over the term of the Securities by a percentage that exceeds the Maximum Gain.

♦	You seek an investment that has unlimited return potential without a cap on appreciation.
♦	You are unwilling to invest in the Securities based on the Maximum Gain set forth on the cover page of this pricing supplement.
♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlying.
♦	You seek current income from this investment or prefer to receive the dividends paid on the Basket Equities.
♦	You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.
♦	You are not willing to assume our credit risk for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product prospectus supplement UBS-EQUITY-1 for risks related to an investment in the Securities. In addition, you should review carefully the section below, “Information About the Basket Equities,” for more information about the Basket Equities.

Final Terms of the Securities[1]
Issuer:	Royal Bank of Canada
Principal Amount:	$10 per Security.
Term:	Approximately 3 years
Underlying:	An equally weighted basket consisting of the following common equity securities:
Basket Equity	Ticker Symbol	Initial Equity Price
Amazon.com, Inc.	AMZN	$173.67
Broadcom Inc.	AVGO	$1,294.42
Salesforce, Inc.	CRM	$273.14
Datadog, Inc.	DDOG	$125.25
Dell Technologies Inc.	DELL	$124.91
Class C capital stock of Alphabet Inc.	GOOG	$157.95
Intel Corporation	INTC	$35.11
KLA Corporation	KLAC	$672.95
Meta Platforms, Inc.	META	$441.38
Microsoft Corporation	MSFT	$399.04
Micron Technology, Inc.	MU	$111.58
ServiceNow, Inc.	NOW	$716.25
NVIDIA Corporation	NVDA	$826.32
Snowflake Inc.	SNOW	$152.50
Tesla, Inc.	TSLA	$170.18
Weighting of Each Basket Equity:	1/15
Upside Gearing:	1.50
Maximum Gain:	58.59%
Downside Threshold:	75 (75% of the Initial Underlying Level)
Payment at Maturity (per $10 Security):
If the Underlying Return is positive, we will pay you:
$10 + ($10 x the lesser of (i) the Upside Gearing x the Underlying Return and (ii) the Maximum Gain)
If the Underlying Return is zero or negative, but the Final Underlying Level is greater than or equal to the Downside Threshold, we will pay you:
$10
If the Underlying Return is negative and the Final Underlying Level is less than the Downside Threshold,  we will pay you:
$10 + ($10 x Underlying Return)
In this scenario, you will lose some or all of the principal amount of the Securities in an amount proportionate to the negative Underlying Return.

Underlying Return:
Initial Underlying Level:	Set to 100 on the Trade Date.
Final Underlying Level:	100 × [1 + (the sum of the Equity Return of each Basket Equity multiplied by its Weighting)]
Equity Return of Each Basket Equity:
Initial Equity Price:
With respect to each Basket Equity, the Closing Price of that Basket Equity on the Trade Date, as indicated in the table above, subject to adjustment as described in the section “General Terms of the Securities—Anti-dilution Adjustments” of the product prospectus supplement.

Final Equity Price:	With respect to each Basket Equity, the Closing Price of that Basket Equity on the Final Valuation Date.
Investment Timeline
Trade Date:	The Initial Equity Price of each Basket Equity was determined and the Initial Underlying Level was set to 100. The Maximum Gain was set.

Maturity Date:
The Final Equity Price and the Equity Return of each Basket Equity, the Final Underlying Level and the Underlying Return are determined.
If the Underlying Return is positive, we will pay you a cash payment per $10.00 Security that provides you with your principal amount plus a return equal to the Underlying Return multiplied by the Upside Gearing, subject to the Maximum Gain. Your payment at maturity per $10.00 Security will be equal to:
$10 + ($10 x the lesser of (i) Upside Gearing x Underlying Return and (ii) Maximum Gain)
If the Underlying Return is zero or negative, but the Final Underlying Level is greater than or equal to the Downside Threshold, we will pay you a cash payment of $10.00 per $10.00 Security.
If the Underlying Return is negative and the Final Underlying Level is less than the Downside Threshold, we will pay you a cash payment that is less than the principal amount of $10.00 per Security, resulting in a loss of principal that is proportionate to the percentage decline in the Underlying, and equal to:
$10.00 + ($10.00 x Underlying Return)
In this scenario, you will lose some or all of the principal amount of the Securities, in an amount proportionate to the negative Underlying Return.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO OUR CREDITWORTHINESS. IF WE DEFAULT ON OUR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

1 Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying. These risks are explained in more detail in the “Risk Factors” section of the accompanying product prospectus supplement UBS-EQUITY-1. We also urge you to consult your investment, legal, tax, accounting and other advisors before investing in the Securities.
Risks Relating to the Terms and Structure of the Securities
♦
Your Investment in the Securities May Result in a Loss of Principal: The Securities differ from ordinary debt securities in that we are not necessarily obligated to repay the full principal amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Underlying and will depend on whether, and the extent to which, the Underlying Return is positive or negative. If the Underlying Return is negative, and the Final Underlying Level is less than the Downside Threshold, you will be fully exposed to any negative Underlying Return, and we will pay you less than your principal amount at maturity, resulting in a loss of principal of your Securities that is proportionate to the percentage decline in the Underlying.  Accordingly, you could lose the entire principal amount of the Securities.

♦
The Protection Provided by the Downside Threshold Applies Only if You Hold the Securities to Maturity: You should be willing to hold the Securities to maturity. If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss even if the Underlying has not declined below the Downside Threshold at the time of sale.

♦
The Upside Gearing Applies Only if You Hold the Securities to Maturity: The application of the Upside Gearing only applies at maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full effect of the Upside Gearing and the return you realize may be less than the Upside Gearing times the return of the Underlying, even if the return at that time is positive and does not exceed the Maximum Gain.

♦
The Appreciation Potential of the Securities Is Limited by the Maximum Gain: If the Underlying Return is positive, we will pay you $10 per Security at maturity plus an additional return that will not exceed the Maximum Gain, regardless of the appreciation in the Underlying, which may be significant. Therefore, you will not benefit from any appreciation of the Underlying in excess of an amount that, when multiplied by the Upside Gearing, exceeds the Maximum Gain and your return on the Securities may be less than your return would be on a hypothetical direct investment in the Underlying.

♦	We Will Not Make any Interest Payments on the Securities: We will not pay any interest with respect to the Securities. You will not receive any payment on the Securities prior to the maturity date.
♦
Your Return on the Securities May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity: The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you could earn if you bought a conventional senior interest bearing debt security that we issued with the same maturity date or if you invested directly in the Basket Equities.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

♦
Changes in the Prices of the Basket Equities May Offset Each Other: The Securities are linked to an equally weighted basket comprised of the Basket Equities. If the market price of one or more of the Basket Equities appreciates, the market price of one or more of the other Basket Equities may not appreciate by the same amount or may even decline. Therefore, in determining the Final Underlying Level and the payment at maturity on the Securities, increases in the prices of one or more of the Basket Equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other Basket Equities.

♦
An Investment in the Securities Is Subject to Our Credit Risk: The Securities are our unsubordinated, unsecured debt obligations, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on our ability to satisfy our obligations as they come due. As a result, our actual and perceived creditworthiness may affect the market value of the Securities and, if we default on our obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦
The Probability That the Underlying Will Fall Below the Downside Threshold on the Final Valuation Date Will Depend on the Volatility of the Underlying: “Volatility” refers to the frequency of and magnitude of changes in the value of the Underlying. Greater expected volatility with respect to the Underlying reflects a higher expectation as of the Trade Date that the Underlying could close below its Downside Threshold on the Final Valuation Date, resulting in the loss of some or a significant portion of your investment. However, an Underlying’s volatility can change significantly over the term of the Securities. The value of the Underlying could fall sharply, which could result in a significant loss of principal.
♦
The Tax Treatment of the Securities Is Uncertain: Significant aspects of the tax treatment of an investment in the Securities are uncertain. You should consult your tax adviser about your tax situation.

Risks Relating to the Initial Estimated Value of the Securities
♦
The Initial Estimated Value of the Securities Is Less than the Price to the Public: The initial estimated value that is set forth on the cover page of this pricing supplement, which is less than the public offering price you pay for the Securities, does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the Securities in any secondary market (if any exists) at any time. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the value of the Underlying, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of our estimated profit and the costs relating to our hedging of the Securities. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Securities prior to maturity may be less than the price to public, as any such sale price would not be expected to include our estimated profit or the costs relating to our hedging of the Securities. In addition, any price at which you may sell the Securities is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the Securities determined for any secondary market price is expected to be based on a secondary market rate rather than the internal borrowing rate used to price the Securities and determine the initial estimated value. As a result, the secondary price will be less than if the internal borrowing rate was used. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Our Initial Estimated Value of the Securities Is an Estimate Only, Calculated as of the Time the Terms of the Securities Were Set: The initial estimated value of the Securities is based on the value of our obligation to make the payments on the Securities, together with the mid-market value of the derivative embedded in the terms of the Securities. See “Structuring the Securities” below. Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities may value the Securities or similar securities at a price that is significantly different than we do.

The value of the Securities at any time after the Trade Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the Securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of your Securities and the amount that may be paid at maturity.
Risks Relating to the Secondary Market for the Securities
♦
The Securities Are Expected to Have a Limited Trading Market: The Securities will not be listed on any securities exchange.  RBCCM intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which RBCCM is willing to buy the Securities.

♦
The Terms of the Securities at Issuance Were Influenced, and Their Market Value Prior to Maturity Will Be Influenced, by Many Unpredictable Factors: Many economic and market factors influenced the terms of the Securities at issuance, and may influence their value prior to maturity. These factors are similar in some ways to those that could affect the value of a combination of instruments that might be used to replicate the payments on the Securities, including a combination of a bond with one or more options or other derivative instruments. For the market value of the Securities, we expect that, generally, the prices of the Basket Equities on any day will affect the value of the Securities more than any other single factor. However, you should not expect the value of the Securities in the secondary market to vary in proportion to changes in the prices of the Basket Equities. The value of the Securities will be affected by a number of other factors that may either offset or magnify each other, including:
♦	the level of the Underlying;
♦	whether the level of the Underlying is below the Initial Underlying Level;
♦	the actual or expected volatility of the prices of the Basket Equities;
♦	the time remaining to maturity of the Securities;
♦	the dividend rates on the Basket Equities;
♦	interest and yield rates in the market generally;
♦	a variety of economic, financial, political, regulatory or judicial events;
♦	the occurrence of certain events with respect to the Basket Equities that may or may not require an adjustment to the terms of the Securities; and
♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.
Some or all of these factors influenced the terms of the Securities at issuance, and will influence the price you will receive if you choose to sell the Securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell the Securities at a substantial discount from the principal amount if, for example, the level of the Underlying is at, below or not sufficiently above, the Initial Underlying Level.
Risks Relating to the Basket Equities
♦
Owning the Securities Is Not the Same as Owning the Basket Equities: Investing in the Securities is not equivalent to investing directly in the Underlying. The return on your Securities may not reflect the return you would realize if you actually owned the Basket Equities. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Basket Equities would have. Any dividends paid on the Basket Equities will not be included in the payment at maturity.

♦
The Basket Equities Are Concentrated in the Technology Sector: All of the Basket Equities are issued by companies in the technology sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the Basket Equities, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in this industry. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

♦
Some Basket Equities Have Limited Historical Information: The common stock of Datadog, Inc., Dell Technologies Inc. and Snowflake Inc. commenced trading on September 9, 2019, December 28, 2018 and September 16, 2020, respectively. Because each of these Basket Equities have limited trading history, your investment in the Securities may involve a greater risk than investing in securities linked to one or more equity securities with a more established record of performance.

♦
The Historical Prices of any Basket Equity Should Not Be Taken as an Indication of Its Future Prices During the Term of the Securities: The trading prices of the Basket Equities will determine the value of the Securities at any given time. However, it is impossible to predict whether the price of any Basket Equity will rise or fall, and trading prices of the Basket Equities will be influenced by complex and interrelated political, economic, financial and other factors that can affect the value of the Underlying.

♦
An Investment in the Securities Is Subject to the Market Risk of Each Basket Equity: The price of any Basket Equity can rise or fall sharply due to factors specific to that Basket Equity and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the issuers of the Basket Equities and the Basket Equities. We urge you to review financial and other information filed periodically by the issuers of the Basket Equities with the SEC.

♦
The Anti-Dilution Protection for a Basket Equity Is Limited: The calculation agent will make adjustments to the Initial Equity Price of a Basket Equity for certain events affecting the shares of that Basket Equity. However, the calculation agent will not be required to make an adjustment in response to all events that could affect a Basket Equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and the Payment at Maturity may be materially and adversely affected.

Risks Relating to Conflicts of Interest
♦
We Will Have a Variety of Potential Conflicts in Connection with the Securities: We and our affiliates play a variety of roles in connection with the issuance of the Securities, including hedging our obligations under the Securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially Inconsistent Research, Opinions or Recommendations by RBCCM, UBS or Their Affiliates May Adversely Impact the Return on the Securities: RBCCM, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and which may be revised at any time. Any such research, opinions or recommendations could affect the value of the Underlying, and therefore, the market value of the Securities.

♦
Potential Trading or Other Transactions by Royal Bank of Canada and UBS May Have an Adverse Impact on the Value of the Securities: Trading or other transactions by Royal Bank of Canada, UBS, or our respective affiliates in a Basket Equity, futures, options, exchange-traded funds or other derivative products on a Basket Equity, may adversely affect the Closing Price of that Basket Equity and the value of the Underlying, and, therefore, the market value of the Securities. We, UBS or our respective affiliates may do business from time to time with the issuers of the Basket Equities. We may engage in lending or other transactions with them, or advise them in connection with acquisitions or other transactions. We may acquire non-public information about these companies, which we have no obligation to provide to you.

Hypothetical Examples and Return Table at Maturity
Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.
The following table and hypothetical examples below illustrate the payment at maturity per $10.00 Security for a hypothetical range of Underlying Returns from -100.00% to +100.00% and reflect the Initial Underlying Level of 100, the Maximum Gain of 58.59%, the Upside Gearing of 1.50 and the Downside Threshold of 75. The hypothetical Payment at Maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity will be determined based on the Final Underlying Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.
Example 1 – On the Final Valuation Date, the Underlying closes 2% above the Initial Underlying Level. Because the Underlying Return is positive, we will pay you an amount based upon the lesser of the Underlying Return times the Upside Gearing and the Maximum Gain. Since the Underlying Return of 2% times the Upside Gearing is less than the Maximum Gain, we will pay you at maturity a cash payment of $10.30 per $10 principal amount Security, calculated as follows:
$10 + ($10 x 2% x 1.50) = $10 + $0.30 = $10.30
Example 2 – On the Final Valuation Date, the Underlying closes 40% above the Initial Underlying Level. Because the Underlying Return is positive, we will pay you an amount based upon the lesser of the Underlying Return times the Upside Gearing and the Maximum Gain. Since the Underlying Return of 40% times the Upside Gearing is greater than the Maximum Gain, we will pay you at maturity the principal amount plus a return equal to the Maximum Gain, or $15.859 per $10 principal amount Security.
Example 3 – On the Final Valuation Date, the Underlying closes 8% below the Initial Underlying Level. Because the Underlying Return is -8%, which is negative, but the Final Underlying Level is greater than the Downside Threshold, we will pay you at maturity a cash payment of $10 per $10 principal amount Security (a 0% return on the principal amount).
Example 4 – On the Final Valuation Date, the Underlying closes 40% below the Initial Underlying Level. Because the Underlying Return is ‑40%, and the Final Underlying Level is less than the Downside Threshold, we will pay you at maturity a cash payment of $6.00 per $10 principal amount Security (a 40% loss on the principal amount), calculated as follows:
$10 + ($10 x -40%) = $10 - $4 = $6.00
Hypothetical Final Underlying Level	Hypothetical Underlying Return(1)	Hypothetical Payment at Maturity ($)	Hypothetical Total Return on Securities (%)(2)
200.00	100.00%	$15.859	58.59%
175.00	75.00%	$15.859	58.59%
150.00	50.00%	$15.859	58.59%
140.00	40.00%	$15.859	58.59%
139.06	39.06%	$15.859	58.59%
130.00	30.00%	$14.50	45.00%
120.00	20.00%	$13.00	30.00%
110.00	10.00%	$11.50	15.00%
105.00	5.00%	$10.75	7.50%
102.00	2.00%	$10.30	3.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
80.00	-20.00%	$10.00	0.00%
75.00	-25.00%	$10.00	0.00%
70.00	-30.00%	$7.00	-30.00%
60.00	-40.00%	$6.00	-40.00%
50.00	-50.00%	$5.00	-50.00%
25.00	-75.00%	$2.50	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The Underlying Return excludes any cash dividend payments on any Basket Equity.
(2)	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 principal amount Security to the purchase price of $10 per Security.

What Are the Tax Consequences of the Securities?
U.S. Federal Income Tax Consequences
Set forth below, together with the discussion of U.S. federal income tax in the accompanying product prospectus supplement, prospectus supplement, and prospectus, is a summary of the material U.S. federal income tax consequences relating to an investment in the Securities. The following summary supplements, and to the extent inconsistent, supersedes the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement, and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.
In the opinion of our special U.S. tax counsel, Ashurst LLP, it would generally be reasonable to treat the Securities as pre-paid cash-settled derivative contracts in respect of the Underlying for U.S. federal income tax purposes, and the terms of the Securities require a holder (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale or maturity of the Securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the Securities. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations.
Alternative tax treatments are also possible and the Internal Revenue Service (the “IRS”) might assert that a treatment other than that described above is more appropriate. In addition, the IRS has released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the U.S. Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance will ultimately be issued, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the U.S. Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the Securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying or the Securities, and following such occurrence the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Basket Equities or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
Please see the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement for a further discussion of the U.S.

federal income tax consequences of an investment in the Securities.
Canadian Federal Income Tax Consequences
For a discussion of the material Canadian federal income tax consequences relating to an investment in the Securities, please see the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.

Information About the Basket Equities
Information filed with the SEC relating to each Basket Equity under the Securities Exchange Act of 1934, as amended, can be obtained through the SEC’s website at http://www.sec.gov. In addition, information regarding the Basket Equities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We have not participated in the preparation of, or verified, such publicly available information. None of the forgoing documents or filings are incorporated by reference in, and should not be considered part of, this document.
The following information regarding the Basket Equities is derived from publicly available information.
We have not independently verified the accuracy or completeness of reports filed by the Basket Equities with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.
We obtained the information regarding the historical performance of the Basket Equities set forth below from Bloomberg Financial Markets.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Basket Equities should not be taken as an indication of its future performance, and no assurance can be given as to the market price of the Basket Equities at any time during the term of the Securities. We cannot give you assurance that the performance of the Basket Equities will not result in the loss of all or part of your investment.
Amazon.com, Inc. (“AMZN”)
Amazon.com, Inc. is an online retailer that offers a range of products including books, music, computers, electronics and numerous other products. The company also operates a cloud platform.
The company’s common stock is listed on the Nasdaq Global Select Market ("Nasdaq") under the ticker symbol “AMZN.”

Broadcom Inc. (“AVGO”)
Broadcom Inc. is a designer, developer, manufacturer and supplier of semiconductor and infrastructure software products.
The company’s common stock is listed on the Nasdaq under the ticker symbol “AVGO.”

Salesforce, Inc. (“CRM”)
Salesforce, Inc. provides technologies used for customer relationship management. The company's products are designed to store data, monitor leads and progress, forecast opportunities, gain insights through analytics and relationship intelligence, and deliver quotes, contracts and invoices.
The company’s common stock is listed on the New York Stock Exchange ("NYSE") under the ticker symbol “CRM.”

Datadog, Inc. (“DDOG”)
Datadog, Inc. provides software solutions. The company offers a cloud-based monitoring and analytics platform that integrates and automates infrastructure monitoring, application performance monitoring and log management.
The company’s Class A common stock is listed on the Nasdaq under the ticker symbol “DDOG.”

Dell Technologies Inc. (“DELL”)
Dell Technologies Inc. provides computer products. The company offers laptops, desktops, tablets, workstations, servers, monitors, printers, gateways, software, storage and networking products.
The company’s common stock is listed on the NYSE under the ticker symbol “DELL.”

Alphabet Inc. (“GOOG”)
Alphabet Inc. provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce and hardware products.
The company’s Class C capital stock is listed on the Nasdaq under the ticker symbol “GOOG.”

Intel Corporation (“INTC”)
Intel Corporation designs, manufactures and sells computer components and related products. The company's major products include microprocessors, chipsets, embedded processors and microcontrollers, flash memory, graphic, network and communication, systems management software, conferencing and digital imaging products.
The company’s common stock is listed on the Nasdaq under the ticker symbol “INTC.”

KLA Corporation (“KLAC”)
KLA Corporation produces and distributes semiconductors. The company offers surface profilers, nanomechanical testers, chips and semiconductor assembly solutions.
The company’s common stock is listed on the Nasdaq under the ticker symbol “KLAC.”

Meta Platforms, Inc. (“META”)
Meta Platforms, Inc. develops products that enable people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices.
The company’s Class A common stock is listed on the Nasdaq under the ticker symbol “META.”

Microsoft Corporation (“MSFT”)
Microsoft Corporation develops, manufactures, licenses, sells and supports software products. The company offers operating system software, server application software, business and consumer applications software, software development tools, and Internet and intranet software. The company also develops video game consoles and digital music entertainment devices.
The company’s common stock is listed on the Nasdaq under the ticker symbol “MSFT.”

Micron Technology, Inc. (“MU”)
Micron Technology, Inc., manufactures and sells memory and storage products. It provides memory and storage technologies comprised DRAM products, which are dynamic random access memory semiconductor devices.
The company’s common stock is listed on the Nasdaq under the ticker symbol “MU.”

ServiceNow, Inc. (“NOW”)
ServiceNow, Inc. provides enterprise information technology management software. The company designs, develops and produces prepackaged computer software, cloud services and an IT service management platform.
The company’s common stock is listed on the NYSE under the ticker symbol “NOW.”

NVIDIA Corporation (“NVDA”)
NVIDIA Corporation designs, develops and markets three-dimensional graphics processors and related software. The company offers products that provide interactive 3D graphics to the mainstream personal computer market.
The company’s common stock is listed on the Nasdaq under the ticker symbol “NVDA.”

Snowflake Inc. (“SNOW”)
Snowflake Inc. provides software solutions. The company develops database architecture, data warehouses, query optimization and parallelization solutions.
The company’s Class A common stock is listed on the NYSE under the ticker symbol “SNOW.”

Tesla, Inc. (“TSLA”)
Tesla, Inc. designs, develops, manufactures, sells and leases electric vehicles and energy generation and storage systems, and offers services related to its products.
The company’s common stock is listed on the Nasdaq under the ticker symbol “TSLA.”

Historical Information
The graph below illustrates the performance of AMZN from April 25, 2014 to April 25, 2024.

Closing Prices
200.00
180.00
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
Apr-14
Apr-15
Apr-16
Apr-17
Apr-18
Apr-19
Apr-20
Apr-21
Apr-22
Apr-23
Apr-24
Date

HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.
The graph below illustrates the performance of AVGO from April 25, 2014 to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of CRM from April 25, 2014 to April 25, 2024.

Closing Prices
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
Apr-14
Apr-15
Apr-16
Apr-17
Apr-18
Apr-19
Apr-20
Apr-21
Apr-22
Apr-23
Apr-24
Date

HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.
The graph below illustrates the performance of DDOG from September 9, 2019 (the date that it commenced trading) to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of DELL from December 28, 2018 (the date that it commented trading) to April 25, 2024.

HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.
The graph below illustrates the performance of GOOG from April 25, 2014 to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of INTC from April 25, 2014 to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.
The graph below illustrates the performance of KLAC from April 25, 2014 to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of META from April 25, 2014 to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.
The graph below illustrates the performance of MSFT from April 25, 2014 to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of MU from April 25, 2014 to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.
The graph below illustrates the performance of NOW from April 25, 2014 to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of NVDA from April 25, 2014 to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.
The graph below illustrates the performance of SNOW from September 16, 2020 (the date that it commenced trading) to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of TSLA from April 25, 2014 to April 25, 2024.
HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

Hypothetical Historical Performance of the Underlying
While actual historical information on the Basket did not exist before the Trade Date, the following graph sets forth the hypothetical historical daily performance of the Underlying from September 16, 2020 (the date that SNOW commenced trading) through April 25, 2024. The graph is based upon actual daily historical closing prices of the Basket Equities and a hypothetical basket level of 100.00 as of September 16, 2020. This hypothetical historical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the Securities may be. Any hypothetical historical upward or downward trend in the level of the Underlying shown below is not an indication that the level of the Basket is more or less likely to increase or decrease at any time over the term of the Securities.

Supplemental Plan of Distribution (Conflicts of Interest)
We have agreed to indemnify UBS and RBCCM against liabilities under the Securities Act of 1933, as amended, or to contribute payments that UBS and RBCCM may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We have agreed that UBS may sell all or a part of the Securities that it will purchase from us to investors or its affiliates at the price indicated on the cover page of this pricing supplement.
UBS may allow a concession not in excess of the underwriting discount set forth on the cover page of this pricing supplement to its affiliates for distribution of the Securities.
We will deliver the Securities on a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
Subject to regulatory constraints and market conditions, RBCCM intends to offer to purchase the Securities in the secondary market, but it is not required to do so.
We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and RBCCM and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds and Hedging” in the accompanying product prospectus supplement UBS-EQUITY-1.
The value of the Securities shown on your account statement may be based on RBCCM’s estimate of the value of the Securities if RBCCM or another of our affiliates were to make a market in the Securities (which it is not obligated to do). That estimate will be based upon the price that RBCCM may pay for the Securities in light of then prevailing market conditions, our creditworthiness and transaction costs. For a period of approximately eleven months after the issue date, the value of the Securities that may be shown on your account statement may be higher than RBCCM’s estimated value of the Securities at that time. This is because the estimated value of the Securities will not include our hedging costs and profits; however, the value of the Securities shown on your account statement during that period may be a higher amount, reflecting the addition of our estimated costs and profits from hedging the Securities. Any such excess is expected to decrease over time until the end of this period. After this period, if RBCCM repurchases your Securities, it expects to do so at prices that reflect their estimated value. This period may be reduced at RBCCM’s discretion based on a variety of factors, including but not limited to, the amount of the Securities that we repurchase and our negotiated arrangements from time to time with UBS.
For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated December 20, 2013.

Structuring the Securities
The Securities are our debt securities, the return on which is linked to the performance of the Underlying. As is the case for all of our debt securities, including our structured notes, the economic terms of the Securities reflect our actual or perceived creditworthiness at the time of pricing. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. Using this relatively lower implied borrowing rate rather than a secondary market rate is a factor that resulted in a higher initial estimated value of the Securities at the time their terms were set than if a secondary market rate was used. Unlike the estimated value that is set forth on the cover page of this pricing supplement, any value of the Securities determined for purposes of a secondary market transaction may be based on a different borrowing rate, which may result in a lower value for the Securities than if our initial internal borrowing rate were used.
In order to satisfy our payment obligations under the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the Underlying, and the tenor of the Securities. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
The lower implied borrowing rate is a factor that reduced the economic terms of the Securities to you. The initial offering price of the Securities also reflects our estimated hedging costs. These factors resulted in the initial estimated value for the Securities on the Trade Date being less than their public offering price. See “Key Risks—The Initial Estimated Value of the Securities Is Less than the Price to the Public” above.
Terms Incorporated in Master Note
The terms appearing above under the caption “Final Terms of the Securities” and the provisions in the accompanying product prospectus supplement UBS-EQUITY-1 dated December 20, 2023 under the caption “General Terms of the Securities,” are incorporated into the master note issued to DTC, the registered holder of the Securities.
Validity of the Securities
In the opinion of Norton Rose Fulbright Canada LLP, as Canadian counsel to the Bank, the issue and sale of the Securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Securities have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Securities will be validly issued and, to the extent validity of the Securities is a matter governed by the laws of the Province of Ontario or Québec, or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations: (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws of general application affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture is subject to general equitable principles, including the principle that the availability of equitable remedies, such as specific performance and injunction, may only be granted at the discretion of a court of competent jurisdiction; (iii) under applicable limitations statutes generally, including that the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under such applicable limitations statutes; (iv) rights to indemnity and contribution under the Securities or the Indenture which may be limited by applicable law; and (v) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada and such judgment may be based on a rate of exchange in existence on a day other than the day of payment, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated December 20, 2023, which has been filed as Exhibit 5.3 to the Bank’s Form 6-K filed with the SEC dated December 20, 2023.
In the opinion of Ashurst LLP, when the Securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Securities will be valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and subject to general principles of equity, public policy considerations and the discretion of the court before which any suit or proceeding may be brought. This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated December 20, 2023, which has been filed as Exhibit 5.4 to the Bank’s Form 6-K dated December 20, 2023.